UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Third Avenue, 27th Floor

New York, NY 10022

(Address of principal executive offices)

(Zip Code)

(646) 519-2456

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On November 30, 2018 (the “Closing Date”), Focus Financial Partners Inc. (the “Company”) completed its previously announced acquisition of Loring Ward Holdings Inc. (“Loring Ward”) through a merger of a newly-formed, wholly-owned subsidiary of the Company with and into Loring Ward (the “Merger”). The description of the Merger provided under Item 1.01 of the Company’s Current Report on Form 8-K filed on September 28, 2018 (the “Signing 8-K”) is incorporated into this Item 2.01 by reference. Total consideration at the closing of the Merger included the issuance of 3,736,252 shares of the Company’s Class A common stock and cash payments of $95.9 million, which included the repayment of Loring Ward debt and reflected estimated net cash and working capital adjustments. The cash portion of such consideration remains subject to final potential net cash and working capital adjustments, as further described in the Agreement and Plan of Merger, dated as of September 27, 2018 (the “Merger Agreement”). Loring Ward’s stockholders will also be entitled to additional cash payments totaling $25.0 million (comprised of two installments of $12.5 million each due on the six and twelve month anniversaries of the Closing Date, respectively), and Loring Ward’s stockholders and optionholders will also be entitled to two earn-out payments of up to $35.0 million each in respect of each of the two successive three-year periods immediately following the Closing Date. To the extent the earn-out payments exceed $55.0 million in the aggregate, the excess will be payable as part of the second earn-out payment through the issuance of shares of the Company’s Class A common stock.

The foregoing description of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated into this Item 2.01 by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

The information provided under Item 3.02 of the Signing 8-K is incorporated into this Item 3.02 by reference. On the Closing Date, the Company issued an aggregate of 3,736,252 shares of its Class A common stock as a portion of the consideration for the Merger.

Item 9.01                   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any financial statements that may be required by this Item 9.01, with respect to the Merger, will be filed by amendment to this Current Report as soon as practicable, and in any event not later than 71 days after the date on which this Current Report is required to be filed.

(b)         Pro Forma Financial Information.

Any pro forma financial information that may be required by this Item 9.01, with respect to the Merger, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report is required to be filed.

(d)         Exhibits.

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of September 27, 2018, by and among Loring Ward Holdings Inc., Focus Financial Partners Inc., LWH Merger Sub I, Inc., LWH Merger Sub II, Inc., and the Stockholder Representative named therein

* Certain schedules referenced in the agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

	By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: December 6, 2018

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